Exhibit 1.1

QUNAR CAYMAN ISLANDS LIMITED

8,000,000 American Depositary Shares

Representing

24,000,000 Class B Ordinary Shares

UNDERWRITING AGREEMENT

[ ], 2015

Goldman Sachs (Asia) L.L.C.

68th Floor, Cheung Kong Center

2 Queen’s Road Central

Hong Kong

As Representative of the Several Underwriters named in Schedule A hereto

Ladies and Gentlemen:

1.                             Introductory.  Qunar Cayman Islands Limited, an exempted company incorporated in the Cayman Islands (the “Company”), agrees, subject to the terms and conditions stated herein, to issue and sell to the several Underwriters named in Schedule A hereto (the “Underwriters”), an aggregate of 8,000,000 American Depositary Shares (the “ADSs”), each ADS representing three (3) the Company’s Class B ordinary shares, par value $0.001 per share (the “Ordinary Shares”) of the Company, and, at the election of the Underwriters, the Company agrees to issue and sell, subject to the terms and conditions stated herein and at the election of the Underwriters, to the Underwriters an aggregate of 1,200,000 ADSs. The 8,000,000 ADSs to be sold by the Company are hereinafter referred to as the “Firm Securities,” and the 1,200,000 ADSs to be sold by the Company at the election of the Underwriters are hereinafter referred to as the “Optional Securities.”  The Firm Securities and the Optional Securities are hereinafter collectively referred to as the “Offered Securities.”  Unless the context otherwise requires, each reference to the Firm Securities, the Optional Securities or the Offered Securities herein also includes the underlying Ordinary Shares (hereinafter referred to as the “Firm Shares,” “Optional Shares” and “Offered Shares”, respectively).

The ADSs are to be issued pursuant to a deposit agreement (the “Deposit Agreement”), dated as of October 31, 2013, among the Company, Deutsche Bank Trust Company Americas, as depositary (the “Depositary”), and holders and beneficial owners from time to time of the American Depositary Receipts (the “ADRs”) issued by the Depositary and evidencing the ADSs.

In separate private placement offering (the “Private Placement”) in reliance on Section 4(a)(2) of the Act (as defined below) or other applicable exemptions under the Act, the Company has agreed to sell US$500 million in aggregate principal amount of 2% senior unsecured convertible notes (the “Convertible Notes”) to SL Camel Holdco Limited, Gaoling Fund, L.P. and YHG Investment, L.P. (the “Note Purchasers”) pursuant to the purchase agreement dated as of June 1, 2015.

2.                             Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with, the several Underwriters that:

(a)                           The Company has filed with the Commission a registration statement on Form F-3 (File No. 333-204626), including a related prospectus or prospectuses (the “Base Prospectus”), covering the registration of the Offered Securities under the Act, which has become effective.  “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified.  “Registration Statement” without reference to a time means the Registration Statement as of the Effective Time.  For purpose of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.  A registration statement on Form F-6 (File No. 333-191795) relating to the ADSs has been filed with the Commission and has become effective (such registration statement on Form F-6, including all exhibits thereto, as amended at the time such registration statement becomes effective, being hereinafter referred to as the “ADS Registration Statement”).  The Company has also filed, in accordance with Section 12 of the Exchange Act, a registration statement (the “Exchange Act Registration Statement”) on Form 8-A (File No. 001-36144) under the Exchange Act to register, under Section 12(b) of the Exchange Act, the Ordinary Shares and the ADSs.  For purposes of this Agreement, all references to the Registration Statement, the ADS Registration Statement, the Exchange Act Registration Statement, any preliminary prospectus (including any preliminary prospectus supplement) or any amendment or supplement, or the Final Prospectus (as defined below) (including any prospectus wrapper) to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

For purposes of this Agreement:

“430B Information”, with respect to any registration statement, means information included in a prospectus then deemed to be a part of the registration statement pursuant to Rule 430B(e) or retroactively deemed to be a part of such registration statement pursuant to Rule 430B(f).

“430C Information”, with respect to any registration statement, means information included in a prospectus then deemed to be a part of such registration statement pursuant to Rule 430C.

“Act” means the United States Securities Act of 1933, as amended.

“Applicable Time” means [                   ]:00 pm (New York City time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the United States Securities and Exchange Commission.

“Effective Time” of the Registration Statement relating to the Offered Securities means the time of the first contract of sale for the Offered Securities.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Base Prospectus, as supplemented by the prospectus supplement specifically relating to the Offered Securities in the form first used (or made available upon request of purchasers pursuant to Rule 173) in connection with confirmation of sales of the Offered Securities, filed with the Commission pursuant to Rule 424(b).

“General Disclosure Package” means a Preliminary Prospectus, dated June 1, 2015, and each General Use Issuer Free Writing Prospectus and other information if any, listed in Schedule B(1) to this Agreement.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a Bona Fide Electronic Road Show (as defined below)), as evidenced by its being so specified in Schedule B(1) to this Agreement.

“Governmental Agency” means any court or governmental agency or body of any stock exchange authorities.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).  The Company has made available a “bona fide electronic road show,” as defined in Rule 433, in compliance with Rule 433(d)(8)(ii) (the “Bona Fide Electronic Road Show”) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Offered Securities.

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus and as stated in Schedule B(2) to this Agreement.

“Material Adverse Effect” means a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and the Controlled Entities (as defined below), taken as a whole.

“Preliminary Prospectus” means the Base Prospectus, as supplemented by the preliminary prospectus specifically relating to the Offered Securities, filed with the Commission pursuant to Rule 424(b).

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the NASDAQ Global Market (the “Nasdaq”) (the “Exchange Rules”).

Unless otherwise specified, a reference to a “Rule” is to the indicated rule under the Act.

(b)                           (i) (A) At their respective effective times, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus), (C) on the date of this Agreement and (D) on each Closing Date, each of the Registration Statement, the ADS Registration Statement and any amendments and supplement thereto conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) (A) on its date, (B) at the time of filing of the Final Prospectus pursuant to Rule 424(b), and (C) on each Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

(c)                           (A) At the time of initial filing of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Offered Securities in reliance on the exemption of Rule 163, the Company was a “well known seasoned issuer” as defined in Rule 405, including not having been an “ineligible issuer” as defined in Rule 405.

(d)                           The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, that initially became effective not more than three years prior to the date of this Agreement.  If immediately prior to the Renewal Deadline (as hereinafter defined), any of the Offered Securities remain unsold by the Underwriters, the Company will, prior to the Renewal Deadline, file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Offered Securities, in a form satisfactory to the Representative.  If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the Offered Securities, in a form satisfactory to the Representative, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline.  The Company will take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the expired registration statement relating to the Offered Securities.  References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.  “Renewal Deadline” means the third anniversary of the initial effective date of the Registration Statement.

(e)                           The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to use of the automatic shelf registration statement form.  If at any time when Offered Securities remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representative, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Offered Securities, in a form satisfactory to the Representative, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (iv) promptly notify the Representative of such effectiveness.  The Company will take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible.  References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.  The Company has not received any order suspending the effectiveness or use of the Registration Statement or the Preliminary Prospectus by the Commission and has not received a notice of any proceeding for that purpose or notice of any action instituted pursuant to Section 8A of the Act against the Company or related to the offering of the Offered Securities by the Commission, nor has any such proceeding or action been threatened by the Commission.

(f)                            As of the Applicable Time, neither (i) the General Disclosure Package, nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the General Disclosure Package or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(c) hereof.

(g)                           Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement, the General Disclosure Package or the Final Prospectus.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representative and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(h)                           The documents incorporated by reference in the Registration Statement, the Final Prospectus and the General Disclosure Package, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Final Prospectus and the General Disclosure Package, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i)                            The Company has been duly incorporated and is existing and in good standing under the laws of the Cayman Islands, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Final Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification.  The fifth amended and restated memorandum and articles of association or other constitutive or organizational documents of the Company comply with the requirements of applicable Cayman Islands law and are in full force and effect.  Complete and correct copies of all constitutive documents of the Company and all amendments thereto have been delivered to the Representative; no change will be made to any such constitutive documents on or after the date of this Agreement through and including each Closing Date, except for changes made to correct typographical, clerical or similar errors.

(j)                            Subject to the last sentence of this paragraph, the Company does not own or control, directly or indirectly, any corporation or entity that is engaged in substantial business operations other than (i) Queen’s Road Travel Information Limited (皇后大道旅游信息有限公司) (“Queen’s Road”), a wholly owned subsidiary of the Company incorporated in Hong Kong, (ii) Beijing Qunar Software Technology Company Limited (“Qunar Software”), an indirect subsidiary of the Company incorporated under the laws of the People’s Republic of China (the “PRC”), (iii) Shanghai Qianlima Network Techonology Co., Ltd. (“Qianlima Network”), a wholly owned subsidiary of Qunar Software incorporated under the laws of the PRC, (iv) Qunar.com Beijing Information Technology Company Limited (“Qu Na Information”), a variable interest entity of the Company incorporated under the laws of the PRC, (v) Beijing Jiaxin Haoyuan Information Technology Company Ltd. (“Jiaxin Haoyuan”), a wholly owned subsidiary of Qu Na Information incorporated under the laws of the PRC, (vi) Beijing Jin Du Yuan You Information Technology Company Ltd. (“Jin Du Yuan You”), a wholly owned subsidiary of Jiaxin Haoyuan incorporated under the laws of the PRC, (vii) Qingdao Yi Lu Tong

Xing International Travel Co., Ltd. (“Yi Lu Tong Xing”), a wholly owned subsidiary of Jiaxin Haoyuan incorporated under the laws of the PRC, and (viii) Shenzhen ZhongChengTai Insurance Brokerage Co., Ltd. (“ZhongChengTai”), a wholly owned subsidiary of Qu Na Information incorporated under the laws of the PRC. Queen’s Road, Qunar Software, Qianlima Network, Qu Na Information, Jiaxin Haoyuan, Jin Du Yuan You, Yi Lu Tong Xing and ZhongChengTai shall be referred to hereinafter each as a “Significant Entity” and collectively as “Significant Entities.”  Each subsidiaries and variable interest entities of the Company, including the Significant Entities, shall be referred to hereinafter each as a “Controlled Entity” and collectively as “Controlled Entities.” None of the other subsidiaries and variable interest entities of the Company (or of any Significant Entity) not identified above (A) is a “significant subsidiary” as defined under Rule 1-02 of Regulation S-X under the Exchange Act or (B) carries out any substantive business operations.

Other than the equity interests in Queen’s Road, Qunar Software and Qianlima Network, and the control over Qu Na Information, Jiaxin Haoyuan, Jin Du Yuan You, Yi Lu Tong Xing and ZhongChengTai, the Company does not own, directly or indirectly, any share capital or any other equity interests or long-term debt securities of, or otherwise control, any corporation, firm, partnership, joint venture, association or other entity that is a “significant subsidiary” as defined under Rule 1-02 of Regulation S-X under the Exchange Act.

Each Controlled Entity has been duly incorporated and is validly existing and in good standing (where applicable) under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Final Prospectus; and each Controlled Entity is duly qualified to do business as a foreign corporation and is in good standing (where applicable) in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; the constitutive documents of each Controlled Entity comply with the requirements of applicable laws of the jurisdiction of its incorporation and are in full force and effect.

All of the issued and outstanding share capital of Queen’s Road, Qunar Software and Qianlima Network has been duly authorized and validly issued and is fully paid and nonassessable, and such share capital is owned, directly or indirectly, by the Company free from liens, encumbrances and defects.

All of the issued and outstanding share capital of Qu Na Information has been duly authorized and validly issued and is fully paid and nonassessable, and such share capital is owned directly by Mr. Dongchen Zhang and Mr. Chenchao Zhuang, as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus, free from liens, encumbrances and defects except such as disclosed therein.  Mr. Dongchen Zhang and Mr. Chenchao Zhuang are citizens of the PRC.

All of the issued and outstanding share capital of Jiaxin Haoyuan and ZhongChengTai has been duly authorized and validly issued and is fully paid and nonassessable, and such share capital is owned directly by Qu Na Information.  All of the issued and outstanding share capital of Jin Du Yuan You and Yi Lu Tong Xing has been duly authorized and validly issued and is fully paid and nonassessable, and such share capital is owned directly by Jiaxin Haoyuan.

(k)                           The Offered Securities and all other outstanding share capital of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus; all outstanding ordinary shares of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date, such Offered Securities will be validly issued, fully paid and, with respect to Offered Shares, nonassessable and conform in all material respects to the description of such Offered Securities contained in the Registration Statement, the General Disclosure Package and the Final Prospectus; except as disclosed in the General Disclosure Package, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any ordinary shares or other equity interest in the Company or any of the Controlled Entities, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any ordinary shares of the Company or any such Controlled Entity, any such convertible or exchangeable securities or any such rights, warrants or options; the Offered Shares, when issued and delivered against payment thereof, may be freely deposited by the Company with the Depositary against issuance of ADRs evidencing the Offered Securities; the ADSs, when issued and delivered against payment thereof, will be freely transferable by the Company to or for the account of the Underwriters; and except as disclosed in the General Disclosure Package, there are no restrictions on subsequent transfers of such ADSs under the laws of the Cayman Islands, the PRC or the United States.

(l)                            The description of each of the agreements under the caption “Item 7. Major Shareholders and Related Party Transactions — B. Related Party Transactions — Contractual Arrangements with Our Consolidated Variable Interest Entities and Their Shareholders” as set forth in the Company’s annual report on Form 20-F for year ended December 31, 2014 (the “Form 20-F”) as incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus, to which any of Qunar Software, Qu Na Information and the shareholders of Qu Na Information is a party (collectively, the “VIE Agreements”), is fair and accurate in all material respects, and all material agreements relating to the Company’s corporate structure have been so disclosed.  Each party of the VIE Agreements has the legal right, power and authority (corporate and other, as the case may be) to enter into and perform its respective obligations under the VIE Agreements and has taken all necessary corporate action to authorize the execution, delivery and performance of, and has authorized, executed and delivered, each of the VIE Agreements; and each of the VIE Agreements constitutes a valid and legally binding obligation of the parties thereto, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting creditors’ rights or by equitable principles relating to enforceability.

The execution and delivery by Qunar Software, Qu Na Information and the shareholders of Qu Na Information of, and the performance by Qunar Software, Qu Na Information and the shareholders of Qu Na Information of, their respective obligations under, each of the VIE Agreements and the consummation by Qunar Software, Qu Na Information and the shareholders of Qu Na Information of the transactions contemplated therein will not: (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease, loan agreement or other agreement or instrument to which the Company, Qunar Software, Qu Na Information and the shareholders of Qu Na

Information, as the case may be, are a party or by which the Company, Qunar Software, Qu Na Information and the shareholders of Qu Na Information are bound or to which any of the properties or assets of the Company, Qunar Software, Qu Na Information and the shareholders of Qu Na Information are subject; (B) result in any violation of the provisions of constitutive documents or business licenses of the Company, Qunar Software and Qu Na Information, as the case may be; or (C) result in any violation of any PRC statute or any order, rule or regulation of any PRC Governmental Agency having jurisdiction over the Company, Qunar Software, Qu Na Information and the shareholders of Qu Na Information or any of their properties.

Each of the VIE Agreements is in proper legal form under the laws of the PRC for the enforcement thereof against Qunar Software, Qu Na Information and the shareholders of Qu Na Information, as the case may be, in the PRC without further action by Qunar Software, Qu Na Information and the shareholders of Qu Na Information, as the case may be; and to ensure the legality, validity, enforceability or admissibility in evidence of each of the VIE Agreements in the PRC, it is not necessary that any such document be filed or recorded with any court or other authority in the PRC or that any stamp or similar tax be paid on or in respect of any of the VIE Agreements , except for the registration of the equity pledge contemplated under the VIE Agreements, which was completed.

The Company possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of Qu Na Information, as authorized by the shareholders of Qu Na Information to exercise their voting rights.

The corporate structure of the Company (including the shareholding structure of each of the Significant Entities) as described in the Registration Statement, the General Disclosure Package and the Final Prospectus does not, and immediately following the offer and sale of the Offered Securities will not violate, breach, contravene or otherwise conflict with any applicable PRC laws and regulations.  There have been no legal, arbitration, government or other legal proceedings challenging the legality or validity of the corporate structure of the Company pending before or, to the Company’s knowledge, threatened by any Governmental Agency.

(m)                          The audited consolidated financial statements (and the notes thereto) of the Company (whether included or incorporated by reference) in the Registration Statement, the General Disclosure Package and the Final Prospectus comply in all material respects with the applicable requirements of the Act, and fairly present in all material respects the consolidated financial position of the Company as of the dates specified and the consolidated results of operations and changes in consolidated financial position of the Company for the periods specified, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods presented (other than as described therein); the summary and selected consolidated financial data and the unaudited financial results included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus comply in all material respects with the applicable requirements of the Act, and present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included or incorporated by reference therein.

(n)                           All operating and other Company data disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus are true and accurate in all material respects.

(o)                           Except as disclosed in the General Disclosure Package, since the end of the period covered by the latest audited financial statements of the Company (whether included or incorporated by reference) in the Registration Statement, the General Disclosure Package and the Final Prospectus (i) there has been no development or event that would have a Material Adverse Effect, (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital, (iii) there has been no material adverse change in the share capital, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and the Controlled Entities, taken as a whole, (iv) neither the Company nor any of the Controlled Entities has entered into any transaction or agreement or incurred any material liability or obligation, direct or contingent, that is material to the Company and the Controlled Entities, taken as a whole, and not disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, and (v) neither the Company nor any of the Controlled Entities has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, that is material to the Company and the Controlled Entities, taken as a whole, otherwise than as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(p)                           Except as disclosed in the General Disclosure Package, the Company and the Controlled Entities have good and marketable title to all properties and assets owned by them, in each case free from liens, charges, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them and, any real property and buildings held under lease by each of the Company and the Controlled Entities are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and the Controlled Entities.

(q)                           Neither the Company nor any of the Controlled Entities has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Registration Statement, the General Disclosure Package and the Final Prospectus or filed as an exhibit to the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any of the Controlled Entities or, to the best knowledge of the Company, by any other party to any such contract or agreement.

(r)                            Except as disclosed in the General Disclosure Package, the Company and the Controlled Entities possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits and have made all declarations and filings with, the appropriate domestic or foreign Governmental Agency (collectively, the “Licenses”) necessary or material to the conduct of the business now conducted as described in the Registration Statement, the General Disclosure Package and the Final Prospectus and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company or any of the Controlled Entities, would individually or in the aggregate have a Material Adverse Effect.

(s)                            Except as disclosed in the General Disclosure Package, neither the Company nor any of the Controlled Entities is (i) in violation of its respective charter or other constitutive documents, (ii) in breach or violation of or in default under any approval, order, registration, clearance, qualification, consent, waiver, authorization, exemption, permission, judgment, or license with or granted by any Governmental Agency having jurisdiction over the Company or any of the Controlled Entities (hereinafter referred to as “Governmental Authorization” and collectively, “Governmental Authorizations”) or (iii) in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults under clauses (ii) or (iii) above that would not, individually or in the aggregate, result in a Material Adverse Effect.

(t)                            Except as disclosed in the General Disclosure Package, no consent, approval, authorization, or order of, or filing or registration with, any person (including any Governmental Agency) is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement and the Deposit Agreement (collectively, the “Transaction Documents”) in connection with the issuance, offering and sale of the Offered Securities, except such as have been obtained, or made and such as may be required under state securities laws.

(u)                           The execution, delivery and performance of the Transaction Documents, and the issuance and sale of the Offered Securities hereunder and the deposit of the Offered Shares with the Depositary against issuance of the ADRs evidencing the Offered Securities and the consummation of the transactions contemplated by the Transaction Documents in connection with this offering will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Controlled Entities pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Controlled Entities is a party or by which the Company or any of the Controlled Entities is bound or to which any of the properties or assets of the Company or any of the Controlled Entities is subject; (b) result in any violation of the provisions of the articles of association, business license or other constitutive documents of the Company or any of the Controlled Entities; and (c) result in the violation of any judgment, law or statute or any order, rule or regulation of any court or arbitrator or Governmental Agency having jurisdiction over the Company or any of the Controlled Entities or any of their properties or assets, except, in the case of clauses (a) or (c) above, for such conflicts, breaches, violations or defaults that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Controlled Entities.

(v)                           The Offered Securities have been approved for listing on the Nasdaq.

(w)                          Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”), and any person to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Lock-Up Period referred to in Section 5(j) hereof.

(x)                           This Agreement has been duly authorized, executed and delivered by the Company.

(y)                           The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.  Upon due execution and delivery by the Depositary of ADRs evidencing the Offered Securities and the deposit of the Offered Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement and the ADRs conform in all material respects to the descriptions thereof contained in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(z)                           Except as disclosed in the General Disclosure Package, all dividends and other distributions declared and payable on the ordinary shares of the Company may under the current laws and regulations of the Cayman Islands be paid to the Depositary, and where they are to be paid from the Cayman Islands are freely transferred out of the Cayman Islands; all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of the Cayman Islands and are otherwise free and clear of any other tax, withholding or deduction in the Cayman Islands and without the necessity of obtaining any Governmental Authorization in the Cayman Islands.

(aa)                         All dividends and other distributions declared and payable on the share capital of Queen’s Road may under the current laws and regulations of Hong Kong be paid to the Company, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of Hong Kong and are otherwise free and clear of any other tax, withholding or deduction in Hong Kong and without the necessity of obtaining any Governmental Authorization in Hong Kong.

(bb)                         Except as disclosed in the General Disclosure Package, all dividends and other distributions declared and payable on the share capital of Qunar Software may under the current laws and regulations of the PRC be freely transferred out of the PRC and may be paid in U.S.

dollars, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of the PRC and are otherwise free and clear of any other tax, withholding or deduction in the PRC, and without the necessity of obtaining any Governmental Authorization in the PRC.

(cc)                         No transaction, stamp, capital or other issuance, registration, transaction or transfer or withholding taxes or duties are payable in the PRC and the Cayman Islands by or on behalf of the Underwriters to any PRC or Cayman Islands taxing authority in connection with (i) the issuance, sale and delivery of the Offered Shares by the Company, the issuance of the Offered Securities by the Depositary, and the delivery of the Offered Securities to or for the account of the Underwriters pursuant to this Agreement, (ii) the purchase from the Company of the Offered Shares and the initial sale and delivery of the Offered Securities representing the Offered Shares to purchasers thereof by the Underwriters pursuant to this Agreement, (iii) the deposit of the Offered Shares with the Depositary and the issuance and delivery of the Offered Securities pursuant to this Agreement or the Deposit Agreement, or (iv) the execution and delivery of this Agreement or the Deposit Agreement.

(dd)                         Neither the Company, any of the Controlled Entities nor any of their respective directors, officers, affiliates or controlling persons, acting on its behalf, has taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(ee)                         The statements in the Registration Statement, the General Disclosure Package and the Final Prospectus, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material aspects and present the information required to be shown.  The preceding sentence, insofar as it relates to statements in the Registration Statement, the General Disclosure Package and the Final Prospectus under the heading “Underwriting,” does not apply to information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

(ff)                          Any third-party statistical and market-related data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and such data agree with the sources from which they are derived.  The Company has obtained written consents for the use of such data from such sources to the extent required.

(gg)                         Except as disclosed in the General Disclosure Package, there are no pending actions, suits or proceedings (including any inquiries or investigations by any Governmental Agency) against or affecting the Company, any of the Controlled Entities or any of their respective properties that, if determined adversely to the Company or any of the Controlled Entities, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Transaction Documents, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any Governmental Agency) are, to the Company’s knowledge, threatened or contemplated.  There are no legal or government proceedings that are required to be described in the Registration Statement, the General Disclosure Package or the Final Prospectus and are not so described.

(hh)                         To the Company’s best knowledge, the Company’s directors and executive officers are not a party to any legal, governmental or regulatory proceedings that would result in such director or officer to be unsuitable for his or her position on the Company’s Board of Directors (the “Board”) or in the Company.

(ii)                           The Company is not and, after giving effect to the offering and sale of the Offered Securities and the Convertible Notes and the application of the proceeds thereof as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, will not be an “investment company” as defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”).

(jj)                           Based on the expected composition of the Company’s income and assets and estimates of the value of its assets, including goodwill, which estimates are based on the expected price of the ADSs in this offering, and although it is not entirely clear how the VIE Agreements will be treated for purposes of the passive foreign investment company” (“PFIC”) rules, the Company does not expect to be a PFIC, as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended, for its current taxable year.

(kk)                         There are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the General Disclosure Package and the Final Prospectus or to be filed as exhibits to the Registration Statement (those so filed, collectively, the “Filed Documents”) that are not described or filed as required.

(ll)                           Except as disclosed in the General Disclosure Package, the Company and the Controlled Entities own or possess all trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, the “Intellectual Property Rights”) necessary or material to the conduct of the business now conducted as described in the Registration Statement, the General Disclosure Package and the Final Prospectus and the expected expiration of any such Intellectual Property Rights would not, individually or in the aggregate, have a Material Adverse Effect, and the Company is unaware of any facts which would affect the ability of the Company or any Controlled Entity to own or possess all the Intellectual Property Rights.  Except as disclosed in the General Disclosure Package, to the Company’s best knowledge, (i) there are no rights of third parties to any of the Intellectual Property Rights owned by the Company or the Controlled Entities; (ii) there is no material infringement, misappropriation, breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by the Company, the Controlled Entities or third parties of any of the Intellectual Property Rights of the Company or the Controlled Entities; (iii) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s or any Controlled Entity’s rights in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) there is no pending or threatened action, suit, proceeding or claim by others that the Company or any Controlled Entity infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (vi) none of the Intellectual Property Rights used by the Company or the Controlled Entities in their businesses has been obtained or is being used by the Company or the Controlled Entities in violation of any contractual obligation binding on the Company, any of the Controlled Entities in violation of the rights of any persons, except in each case covered by clauses (i) through (vi) above such as would not, if determined adversely to the Company or any of the Controlled Entities, individually or in the aggregate, have a Material Adverse Effect.

(mm)                      The Company has not sold, issued or distributed any ordinary shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(nn)                         The Company is a “foreign private issuer” within the meaning of Rule 405 under the Act.

(oo)                         No relationship, direct or indirect, exists between or among the Company or any of the Controlled Entities, on the one hand, and the directors, officers or shareholders of the Company or any of the Controlled Entities, on the other, that is required by the Act to be described in the Registration Statement, the General Disclosure Package and Final Prospectus and that is not so described in such documents; the Company has not, directly or indirectly, including through any of the Controlled Entities: (A) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company or any of the Controlled Entities, or to or for any family member or affiliate of any director or executive officer of the Company or any of the Controlled Entities; or (B) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company or any of the Controlled Entities, or any family member or affiliate of any director or executive officer that (x) is outstanding on the date hereof and (y) constitutes a violation of any applicable law or regulation.

(pp)                         Ernst & Young Hua Ming LLP, which has certified certain financial statements of the Company and the Controlled Entities, is an independent registered public accounting firm with respect to the Company and the Controlled Entities within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Act.

(qq)                         Except as disclosed in the General Disclosure Package, the Company, the Controlled Entities and the Board are in compliance with the provisions of the Sarbanes-Oxley Act and all Exchange Rules that are applicable to the them as of the date of this Agreement.  The Company and each of the Controlled Entities maintain a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, and legal and regulatory compliance controls that comply with the Securities Laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as disclosed in the General Disclosure Package, since the end of the Company’s latest audited consolidated financial statements included or incorporated by reference in the General Disclosure Package, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(rr)                           The financial statements included in the Registration Statement, the General Disclosure Package and the Final Prospectus, together with the related notes and schedules thereto, present fairly the consolidated financial position of the Company and the Controlled Entities as of the dates indicated and the consolidated results of operations, cash flows and changes in shareholders’ equity of the Company for the periods specified and have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods involved; the assumptions used in preparing the pro forma financial statements included in the Registration Statement, the General Disclosure Package and the Final Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts; the other financial and statistical data contained in the Registration Statement, the General Disclosure Package and the Final Prospectus are accurately and fairly presented in all material aspects and are prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus that are not included or incorporated by reference as required; the Company and the Controlled Entities do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), that are not described in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(ss)                          Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, neither the Company nor any of the Controlled Entities has any material obligation to provide or has not made the required payment for retirement, healthcare, death or disability benefits to any of the present or past employees of the Company or any of the Controlled Entities, or to any other person.

(tt)                           No material labor dispute with the employees of the Company or any of the Controlled Entities exists or, to the Company’s best knowledge, is contemplated.

(uu)                         The section entitled “Item 5. Operating and Financial Review and Prospects — A. Operating Results — Critical Accounting Policies and Estimates” as set forth in the Form 20-F as incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus accurately and fully describes (i) accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments, (ii) judgments and uncertainties affecting the application of the foregoing critical accounting policies and (iii) the likelihood that different amounts would be reported under different conditions or using different assumptions and an explanation thereof. The Company’s directors and management have reviewed and agreed with the selection, application and disclosure of the Company’s critical accounting policies as described in the Registration Statement, the General Disclosure Package and the Final Prospectus and have consulted with its independent accountants with regard to such disclosure.

(vv)                         The Registration Statement, the General Disclosure Package and the Final Prospectus fairly and accurately describe all material trends, demands, commitments, events, uncertainties and the potential effects thereof known to the Company, and that the Company believes would materially affect its liquidity and are reasonably likely to occur.  The Registration Statement, the General Disclosure Package and the Final Prospectus fairly and accurately describe in all respects all off-balance sheet transactions, arrangements, commitments and obligations of the Company or the Controlled Entities.

(ww)                       There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering. There are also no arrangements, agreements, understandings, payments or issuance with respect to the Company, the Controlled Entities, or any of their officers, directors, shareholders, partners, employees or affiliates that may affect the Underwriters’ compensation as determined by the Financial Industry Regulatory Authority (the “FINRA”).

(xx)                         The application of the net proceeds received by it in connection with this offering as described in the General Disclosure Package will not (a) contravene any provision of any current and applicable laws or the current constituent documents of the Company or any of the Controlled Entities, (b) contravene the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument currently binding upon the Company or any of the Controlled Entities or (c) contravene any Governmental Authorization applicable to any of the Company or any of the Controlled Entities, except in the cases of clauses (b) and (c) above, where such contravention or default would not have a Material Adverse Effect.

(yy)                         To the Company’s best knowledge, neither the Company nor any of the Controlled Entities is in violation of any statute, any rule, regulation, decision or order of any Governmental Agency, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, the “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect, or is subject to any claim relating to any environmental laws; and the Company is not aware of any pending investigation which might lead to such a claim.

(zz)                         All tax returns required to be filed by the Company or any of the Controlled Entities have been timely filed except for those tax returns the failure to file which does not and would not be reasonably expected to have a Material Adverse Effect, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided or as would not be reasonably expected to, individually or in the aggregate, have a Material Adverse Effect.

(aaa)                      Neither the Company nor any of the Controlled Entities, nor any director or officer, nor to the knowledge of the Company, any employee, agent or representative of the Company or of any of the Controlled Entities acting on the behalf of the Company or any of the Controlled Entities, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage in violation of any applicable anti-corruption law; and the Company and the Controlled Entities have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies to promote and maintain compliance with such laws and with the representation and warranty contained herein.

(bbb)                      The operations of the Company and the Controlled Entities are and have been conducted in compliance with all applicable financial recordkeeping and reporting requirements and anti-money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any Governmental Agency any arbitrator involving the Company or any of the Controlled Entities with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ccc)                       (i) Neither the Company nor any of the Controlled Entities nor any director, officer, nor, to the knowledge of the Company, any employee, agent, affiliate or representative of the Company or any of the Controlled Entities, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that: (A) is or has been the subject or target of any economic or financial sanctions or trade embargoes administered or enforced by the United States government (including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. State Department and the U.S. Department of Commerce), the United Nations Security Council , the European Union (“EU”) or any EU member state, Her Majesty’s Treasury or any other relevant sanctions authority or any executive order, directive or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued pursuant to statutory authority, including, without limitation, those issued pursuant to the Iran Sanctions Act, as amended; the Comprehensive Iran Sanctions and Divestment Act of 2010, the Iran Threat Reduction and Syria Human Rights Act, the National Defense Authorization Act for Fiscal Year 2012, the National Defense Authorization Act for Fiscal Year 2013, the Iran Freedom and Counter-Proliferation Act of 2012, the U.S. Trading With the Enemy Act, the U.S. International Emergency Economic Powers Act, the U.S. United Nations Participation Act, or the U.S. Syria Accountability and Lebanese Sovereignty Restoration Act , each as amended (collectively, “Sanctions”), including, without limitation, individuals or entities named on OFAC’s Specially Designated Nationals List, Foreign Sanctions Evaders List, and to the extent dealings are prohibited, individuals named on the Sectoral Sanctions Identifications List, or (B) is or has in the last five years been located, organized or resident in a country or territory that is the target of or subject to comprehensive countrywide or territory-wide of Sanctions, including, without limitation, Crimea region of Ukraine, Cuba, Iran, North Korea, Sudan and Syria (collectively, “Sanctioned Countries”).  (ii) The Company and the Controlled Entities have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions, directly or indirectly, with (A) any Person that at the time of the dealing or transaction is or was the subject of Sanctions or (B) with, in or for the benefit of any of the Sanctioned Countries.

(ddd)                      The Registration Statements, the General Disclosure Package, the Final Prospectus, any Issuer Free Writing Prospectus, the ADS Registration Statement and the Exchange Act Registration Statement and the filing of the Registration Statements, the General Disclosure Package, the Final Prospectus, any Issuer Free Writing Prospectus, the ADS Registration Statement and the Exchange Act Registration Statement with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statements, the ADS Registration Statement and the Exchange Act Registration Statement have been duly executed pursuant to such authorization by and on behalf of the Company.

(eee)                       Neither the Company nor any of the Controlled Entities is a party to any memorandum of understanding, letter of intent, definitive agreement or any similar agreements with respect to a merger or consolidation or an acquisition or disposition of assets, technologies, business units or businesses which is required to be disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(fff)                        Each of the Company and the Controlled Entities has taken all necessary steps to comply with, and to ensure compliance by all of the Company’s direct or indirect shareholders who are, or to the Company’s knowledge, are directly or indirectly owned or controlled by, PRC residents or PRC citizens with any applicable rules and regulations of the State Administration of Foreign Exchange of the PRC (the “SAFE Rules and Regulations”), including, without limitation, requiring each shareholder, that is, or is directly or indirectly owned or controlled by, a PRC resident or PRC citizen to complete any registration and other procedures required under applicable SAFE Rules and Regulations.

(ggg)                       The Company is aware of, and has been advised as to, the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated on August 8, 2006 by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Administration of Taxation, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (“CSRC”) and the State

Administration of Foreign Exchange of the PRC (the “M&A Rules”) and any official clarifications, guidance, interpretations or implementation rules in connection with or related to the M&A Rules, including the guidance and notices issued by the CSRC on September 8 and September 21, 2006 (together with the M&A Rules, the “M&A Rules and Related Clarifications”), in particular the relevant provisions thereof that purport to require offshore special purpose vehicles controlled directly or indirectly by PRC-incorporated companies or PRC residents and established for the purpose of obtaining a stock exchange listing outside of the PRC to obtain the approval of the CSRC prior to the listing and trading of their securities on any stock exchange located outside of the PRC. The Company has received legal advice specifically with respect to the M&A Rules from its PRC counsel and the Company understands such legal advice. In addition, the Company has communicated such legal advice in full to each of its directors that signed the Registration Statement and each such director has confirmed that he or she understands such legal advice. Except as disclosed in the General Disclosure Package, the issuance and sale of the Offered Shares and the Offered Securities, the listing and trading of the ADSs on the Nasdaq and the consummation of the transactions contemplated under the Transaction Documents, the Registration Statement and the General Disclosure Package are not and will not be, as of the date hereof and on each Closing Date, adversely affected by the M&A Rules and Related Clarifications. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the M&A Rules and Related Clarifications do not require the Company to obtain the approval of the CSRC prior to the issuance and sale of the Offered Shares or the Offered Securities, the listing and trading of the ADSs on the Nasdaq and the consummation of the transactions contemplated under the Transaction Documents, the Registration Statement and the General Disclosure Package.

(hhh)                      The choice of the laws of the State of New York as the governing law of the Transaction Documents is a valid choice of law under the laws of the Cayman Islands and the PRC and will be honored by courts in the Cayman Islands and the PRC. The Company has the power to submit, and pursuant to Section 19 of this Agreement and Section 7.6 of the Deposit Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York State and United States Federal court sitting in The City of New York (each, a “New York Court”) and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court; and the Company has the power to designate, appoint and empower, and pursuant to Section 19 of this Agreement and Section 7.6 of the Deposit Agreement, has legally, validly, effectively and irrevocably designated, appointed and empowered, an authorized agent for service of process in any action arising out of or relating to the Transaction Documents, the General Disclosure Package, the Registration Statement, the ADS Registration Statement or the offering of the Offered Securities in any New York Court, and service of process in any manner permitted by applicable laws effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided herein or in the Deposit Agreement.

(iii)                          None of the Company, any of the Controlled Entities or any of their respective properties, assets or revenues has any right of immunity, under the laws of the Cayman Islands, the PRC or the State of New York, from any legal action, suit or proceeding, the giving of any relief in any such legal action, suit or proceeding, set-off or counterclaim, the jurisdiction of any Cayman Islands, PRC, New York State or United States federal court, service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Transaction Documents; and, to the extent that the Company, any of the Controlled Entities or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and the Controlled Entities waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 19 of this Agreement and Section 7.6 of the Deposit Agreement.

(jjj)                         Except as disclosed in the General Disclosure Package, any final judgment for a fixed sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon the Transaction Documents would be recognized and enforced by (A) Cayman Islands courts without re-examining the merits of the case under the common law doctrine of obligation; and (B) PRC courts.  It is not necessary that the Transaction Documents, the Registration Statement, the General Disclosure Package, the Final Prospectus or any other document be filed or recorded with any court or other authority in the Cayman Islands or the PRC.

(kkk)                      The Company has not distributed and will not distribute, prior to the later of the latest Closing Date and the completion of the Underwriters’ distribution of the Offered Securities, any offering material in connection with the offering and sale of the Offered Securities, other than any preliminary prospectus, the Final Prospectus, any Issuer Free Writing Prospectus to which the Representative has consented in accordance with this Agreement and any General Use Issuer Free Writing Prospectus set forth on Schedule B(1) hereto.

(lll)                          There are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was first filed with the Commission.

(mmm)                  The Private Placements were conducted in reliance on Section 4(a)(2) of the Act or other applicable exemptions under the Act and all requirements were duly complied with by the Company and the Note Purchasers. The Private Placement was conducted in compliance with all applicable laws, rules and regulations applicable to the offer and sale of securities in the jurisdictions in which the Convertible Notes were offered or sold and did not violate any preemptive right, resale right, right of first refusal or similar right.

(ooo)                      The Private Placement will not be integrated with this offering of Offered Securities hereunder pursuant to applicable rules and regulations issued under the Act.

(ppp)                      The Convertible Notes sold in the Private Placement have been duly authorized and will be validly issued at closing of the Private Placement, conform to the description thereof contained in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(qqq)                                                                   Any certificate signed by any officer or director of the Company and delivered to the Representative or counsel for the Underwriters as required or contemplated by this Agreement shall constitute a representation and warranty hereunder by the Company, as to matters covered thereby, to each Underwriter.

3.                                                                                      Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $[                ] per ADS (the “Purchase Price”), that number of Firm Securities (subject to such adjustments to eliminate fractional shares as the Representative may determine) that bears the same proportion to the total number of Firm Securities to be sold by the Company as the number of Firm Securities set forth in Schedule A hereto opposite the name of such Underwriter bears to the total number of Firm Securities.

The Company will deliver the Firm Securities to or as instructed by the Representative for the accounts of the several Underwriters in a form reasonably acceptable to the Representative against payment of the purchase price in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representative drawn to the order of the Company at 10:00 A.M., New York City time, on [             ], 2015, or at such other time not later than seven full business days thereafter as the Representative and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Firm Securities sold pursuant to the offering.

In addition, upon written notice from the Representative given to the Company from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the Purchase Price per ADS. The Company agrees to sell to the Underwriters the number of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter’s name bears to the total number of Firm Securities (subject to adjustment by the Representative to eliminate fractions). No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representative to the Company.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representative but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Representative for the accounts of the several Underwriters in a form reasonably acceptable to the Representative against payment of the purchase price therefor in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representative drawn to the order of the Company.

4.                                                                                      Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public upon the terms and conditions set forth in the Final Prospectus.  It is further understood that the Offered Securities are to be offered to the public initially at $[                ] per ADS (the “Public Offering Price”).

5.                                                                                      Certain Agreements of the Company.  The Company agrees with the several Underwriters that:

(a)                                                                                 The Company has filed or will file the Final Prospectus pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and consented to by the Representative, subparagraph (5)) not later than the second business day following the earlier of the date it is first used or the date of this Agreement.  The Company will file any Issuer Free Writing Prospectus to the extent required by Rule 433, and will furnish copies of the Final Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Underwriters may reasonably request.  The Company will retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433.

(b)                                                                                 The Company will promptly advise the Representative of any proposal to amend or supplement at any time the Registration Statement or the Final Prospectus (including any document incorporated by reference therein) and will afford the Representative a reasonable opportunity to comment on any such proposed amendment or supplement and will not effect such amendment or supplementation without the Representative’s consent; and the Company will also advise the Representative promptly, (i) when any amendment or supplement to the Registration Statement has been filed or effective, (ii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed, (iii) of any request by the Commission or its staff for any amendment to the Registration Statement, for any amendment or supplement to the Final Prospectus or for any additional information or the receipt of any comments from the Commission relating to the Registration Statement, (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the General Disclosure Package or the Final Prospectus or the institution or the threatening of any proceeding for that purpose or pursuant to Section 8A of the Act, and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose.  The Company will use its best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the General Disclosure Package or the Final Prospectus or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c)                                                                                  If, at any time during the Prospectus Delivery Period (as defined below), any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representative of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representative, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.  Neither the Representative’s consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(d)                                                                                 As soon as practicable, but not later than 16 months, after the date of this Agreement, the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the date of this Agreement and satisfying the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(e)                                                                                  The Company will deliver, without charge, to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period, as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein and each Issuer Free Writing Prospectus) as the Underwriters may reasonably request. As used herein, the “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Offered Securities as a prospectus relating to the Offered Securities is required by law to be delivered (or required to be delivered but for Rule 172) in connection with the sale of the Offered Securities by any Underwriter or dealer.

(f)                                                                                   The Company will arrange for the qualification of the Offered Securities for sale under the securities laws of such jurisdictions as the Representative designates in writing and will continue such qualifications in effect for a period reasonably required for the distribution; provided that, in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

(g)                                                                                  During the period of five years hereafter, the Company will furnish to the Representative and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to the Representative (i) as soon as available, a copy of each report of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other information concerning the Company as the Representative may reasonably request.  However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on EDGAR, it is not required to furnish such reports or statements to the Underwriters.

(h)                                                                                 [The Company will pay all expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to (i) all fees and expenses in connection with the preparation and filing of the Registration Statement (including financial statements and exhibits), the ADS Registration Statement, the Exchange Act Registration Statement, any preliminary prospectus, the General Disclosure Package, the Final Prospectus and any Free Writing Prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) the fees, disbursements and expenses of the Company’s counsels and accountants, (iii) all costs and expenses related to the transfer and delivery of the ADSs to the Underwriters, including any transfer or other taxes payable thereon, (iv) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Offered Securities under state or foreign securities laws and all expenses in connection with the qualification of the Offered Shares and the Offered Securities for offer and sale under state or foreign securities laws as provided in Section 5(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (v) all costs and expenses incident to listing the Offered Securities on the Nasdaq and any registration thereof under the Exchange Act, (vi) the costs and expenses of qualifying the Offered Securities for inclusion in the book-entry settlement system of the DTC, (vii) the cost of printing ADRs corresponding to the Offered Securities, (viii) the costs and charges of any transfer agent, registrar or depositary, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Offered Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic roadshow, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (x) the document production charges and expenses associated with the printing and delivery of this Agreement, the agreement among Underwriters, any dealer agreements, any closing documents (including compilations thereof) and such other documents as may be required in connection with the offering, issuance, sale, purchase and delivery of the Offered Securities, and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.]

(i)                                                                                     The Company will indemnify and hold harmless the Underwriters against any withholding tax, goods and service tax, value added tax, business tax, documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Offered Securities and on the execution and delivery of this Agreement and on payment received by the Underwriters under this Agreement. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made. This section 5(i) shall not apply to any taxes imposed on an Underwriter due to its connection with the taxing jurisdiction other than a connection arising solely as a result of the transaction contemplated in this Agreement, including taxes on net income.

(j)                                                                                    For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its ordinary shares or ADSs, or any securities convertible into or exchangeable or exercisable for any of its ordinary shares or ADSs (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities or enter into a transaction which would have the same effect, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act, in each case, whether any such aforementioned transaction is to be settled by delivery of ordinary shares or ADSs or such other securities, in cash, or otherwise, or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Representative, except (A) the issuance of ordinary shares or the grant of options to purchase ordinary shares under the Company’s share incentive plan existing on the date hereof, (B) the issuance by the Company of Lock-Up Securities upon the exercise of an option or a warrant or the conversion of a security outstanding on the date hereof of which the Representative has been advised in writing or which is otherwise described in the Final Prospectus, and (C) the issuance of securities in connection with acquisitions made by the Company, provided that no more than 10% of the number of Ordinary Shares then outstanding are issued in connection with such acquisitions and provided, further, that the recipients receiving securities of the Company in connection with such acquisitions agree in writing with the Underwriters to the restrictions of this Section 5(j), and (D) the issuance and sale of Convertible Notes to the Note Purchasers in connection with the Private Placement. The Lock-Up Period will commence on the date hereof and continue for 90 days after the date hereof or such earlier date that the Representative consents to in writing.

(k)                                                                                 The Company will use its best efforts to maintain the listing of the Offered Securities on the Nasdaq.

(l)                                                                                     The Company will, on or prior to each Closing Date, deposit the Offered Shares with the Depositary in accordance with the provisions of the Deposit Agreement and otherwise comply with the Deposit Agreement so that Firm Securities or Optional Securities, as the case may be, will be issued by the Depositary against receipt of such Offered Shares and delivered to the Underwriters at each Closing Date.

(m)                                                                             Upon reasonable request of any Underwriter in writing, the Company will furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, service marks and corporate logo for use on the website, if any, operated by such Underwriter solely for the purpose of facilitating the offering of the Offered Securities.

(n)                                                                                 The Company agrees that (i) it will not attempt to avoid any judgment applied or denied to it in a court of competent jurisdiction outside the Cayman Islands, (ii) following the consummation of the offering of the Offered Securities, it will use its best efforts to obtain and maintain all approvals required in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Ordinary Shares, if any, and (iii) it will use its best efforts to obtain and maintain all approvals required in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends, if any, and all other relevant purposes.

(o)                                                                                 The Company will comply with the SAFE Rules and Regulations, and will use its best efforts to cause its shareholders and option holders that are, or that are directly or indirectly owned or controlled by, PRC residents or PRC citizens, to comply with the SAFE Rules and Regulations applicable to them, including, without limitation, requesting each such shareholder and option holder to complete any registration and other procedures required under applicable SAFE Rules and Regulations.

(p)                                                                                 The Company agrees (A) to apply the net proceeds to the Company from the sale of the Offered Securities in the manner set forth under the heading “Use of Proceeds” in the Registration Statement, the General Disclosure Package and the Final Prospectus and to file such reports with the Commission with respect to the sale of the Offered Securities and the application of the proceeds therefrom as may be required by Rule 463 under the Act; (B) not to invest, or otherwise use the proceeds received by the Company from its sale of the Offered Securities and the Convertible Notes in such a manner (i) as would require the Company or any of the Controlled Entities to register as an investment company under the Investment Company Act, and (ii) that would result in the Company being not in compliance with any applicable SAFE Rules and Regulations; and (C) not to, and to cause the Controlled Entities not to, directly or indirectly, use the proceeds of the Offered Securities and the Convertible Notes hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (i) to fund or facilitate any activities or business of or with any Person that, at the time of such funding or facilitation, is the target of or subject of Sanctions; (ii) to fund or facilitate any activities of or business in, with or for the benefit of any of the Sanctioned Countries or (iii) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise). Neither the Company nor the Controlled Entities has any material lending or other relationship with any bank or lending affiliate of any Underwriter and intends to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(q)                                                                                 The Company will comply with and will require the Company’s directors and executive officers, in their capacities as such, to comply with all applicable Securities Laws, rules and regulations, including, without limitation, Sarbanes-Oxley.

(r)                                                                                    The Company agrees not to, and to cause the Controlled Entities not to, take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Shares or the Offered Securities.

(s)                                                                                   The Company agrees not to, at any time at or after the execution of this Agreement, directly or indirectly, offer or sell any Offered Shares or Offered Securities by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Offered Shares or the Offered Securities, in each case other than the Final Prospectus.

(t)                                                                                    The Company agrees that in the event any of the shareholders of Qu Na Information is no longer a PRC citizen or has obtained citizenship or naturalization in any other jurisdiction, the Company will as soon as practicable (i) undertake and cause the transfer of shares of Qu Na Information owned by such shareholder to existing shareholders of Qu Na Information or such other persons who are PRC citizens and who do not have applications for naturalization pending in any other jurisdiction so as to comply with the terms of any Licenses necessary or material to the conduct of the business of the Company and the Controlled Entities as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, (ii) cause the amendment and the execution and delivery of the relevant VIE Agreements so as to become valid and legally binding obligations of the parties thereto, enforceable in accordance with their terms, and (iii) complete any required filing or registration with any person (including any Governmental Agency) pursuant to relevant PRC law, statutes or any order, rule or regulation of any PRC Governmental Agency and the VIE Agreements.

(u)                                                                                 The Company will pay the required Commission filing fees relating to the Offered Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(v)                                                                                 The Company agrees to appoint Goldman Sachs (Asia) L.L.C. as the stabilization agent in connection with the offering and sale of the Offered Securities.

6.                                                                                      Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representative, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.  Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.  The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

7.                                                                                      Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date, as the case may be, will be subject to the condition that each of the Registration Statement, the ADS Registration Statement and the Exchange Act Registration Statement shall have become effective not later than 4:30 p.m. (New York City time) on the date hereof and to the following additional conditions precedent:

(a)                                                                                 The representations and warranties of the Company contained in this Agreement and any certificates delivered pursuant to this Agreement shall be true and correct on and as of each Closing Date, and the Company shall have complied with all of the agreements, performed all of its obligations and satisfied all of the conditions hereunder on its part that are required to be complied with, performed or satisfied on or before each Closing Date.

(b)                                                                                 No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Act shall be pending before or threatened by the Commission; the Final Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433) and in accordance with Section 5(a) hereof; and all requests by the Commission for additional information shall have been complied with.

(c)                                                                                  Subsequent to the execution and delivery of this Agreement, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Controlled Entities, taken as a whole, the effect of which in the sole judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Offered Securities on the First Closing Date or the Optional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement.

(d)                                                                                 There shall not be any litigation, proceedings, investigations, or administrative sanctions initiated or to the Company’s knowledge, threatened by any Governmental Agency or before any Governmental Agency, in each case with due authority, against or involving any party hereto, in the PRC or elsewhere, that seeks to declare the issuance and sales of the Offered Securities, the listing and trading of the ADSs on the Nasdaq or the transactions contemplated by the Transaction Documents to be non-compliant, unlawful or illegal.

(e)                                                                                  There shall not be any adverse legislative or regulatory developments in the PRC, including but not limited to the M&A Rules and Related Clarifications and laws, rules and regulations that would affect the validity and enforceability of the VIE Agreements, which in the sole judgment of the Representative would make it inadvisable or impractical to proceed with the public offering or the delivery of the Offered Securities at the First Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated in this Agreement. There shall not be any litigation, proceedings, investigations, processes for administrative sanctions or other actions initiated or threatened by any Governmental Agency before any Governmental Agency, in each case with due authority, against or involving any party hereto, in the PRC or elsewhere, that seeks to declare non-compliance, unlawful or illegal, under PRC laws, rules and regulations, the VIE Agreements, the issuance and sales of the Offered Shares and ADSs, the listing and trading of the ADSs on the Nasdaq or the transactions contemplated by this Agreement and the Deposit Agreement the effect of which, in the judgment of the Representative, makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Offered Securities on the First Closing Date or the Optional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement.

(f)                                                                                   The Representative shall have received letters, dated, respectively, the date hereof and each Closing Date, of Ernst & Young Hua Ming LLP, confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and substantially in form and substance satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Final Prospectus; provided that the letter delivered on the First Closing Date shall use a “cut-off date” not earlier than the date hereof.

(g)                                                                                  The Representative shall have received an opinion and disclosure letter, dated such Closing Date, of Shearman & Sterling LLP, United States counsel for the Company, dated the Closing Date, in form and substance satisfactory to the Representative.

(h)                                                                                 The Company shall have received an opinion from TransAsia Lawyers, PRC counsel for the Company, dated such Closing Date, in form and substance satisfactory to the Representative.  A copy of such opinion shall have been provided to the Representative with consent from such counsel.

(i)                                                                                     The Representative shall have received an opinion from Maples and Calder, Cayman Islands counsel for the Company, dated such Closing Date, in form and substance satisfactory to the Representative.

(j)                                                                                    The Representative shall have received an opinion from Shearman & Sterling, Hong Kong counsel for the Company, dated such Closing Date, in form and substance satisfactory to the Representative.

(k)                                                                                 The Representative shall have received from Simpson Thacher & Bartlett LLP, United States counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representative may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(l)                                                                                     The Representative shall have received from Haiwen & Partners, PRC counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representative may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(m)                                                                             The Representative shall have received an opinion from White & Case LLP, U.S. counsel for the Depositary, in form and substance satisfactory to the Representative.

(n)                                                                                 The Representative shall have received a certificate, dated such Closing Date, satisfactory to the Representative, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: (i) the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date, (ii) no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge, are contemplated by the Commission, (iii) subsequent to the date of the most recent financial statements in the Registration Statement, the General Disclosure Package and the Final Prospectus, there has been no development or event having a Material Adverse Effect, or any development or event involving a prospective change that is reasonably likely to have a Material Adverse Effect except as set forth in the General Disclosure Package or as described in such certificate, and (iv) such other matters as the Representative may reasonably request.

(o)                                                                                 On or prior to the date hereof, the Representative shall have received lock-up letters from each of the directors and executive officers of the Company, and certain shareholders of the Company listed in Schedule C each substantially in the form and substance set forth in Exhibit A.

(p)                                                                                 The Company and the Depositary shall have executed and delivered the Deposit Agreement and the Deposit Agreement shall be in full force and effect and the Company and the Depositary shall have taken all action necessary to permit the deposit of the Offered Shares and the issuance of the Offered Securities in accordance with the Deposit Agreement.

(q)                                                                                 The Depositary shall have furnished or caused to be furnished to the Representative at such Closing Date, certificates satisfactory to the Representative evidencing the deposit with it of the Offered Shares being so deposited against issuance of ADRs evidencing the Offered Securities to be delivered by the Company at such Closing Date, and the execution, countersignature (if applicable), issuance and delivery of ADRs evidencing such Offered Securities pursuant to the Deposit Agreement and such other matters related thereto as the Representative may reasonably request.

(r)                                                                                    FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting or other arrangements of the transactions contemplated hereunder.

(s)                                                                                   No Issuer Free Writing Prospectus or amendment or supplement to the Registration Statement, the ADS Registration Statement or the Final Prospectus shall have been filed to which the Representative shall have objected in writing.

(t)                                                                                    The Offered Securities shall have been approved to be listed on the Nasdaq.

The Company will furnish the Representative with such conformed copies of such opinions, certificates, letters and documents as the Representative may reasonably request.

If any condition (whether a condition to the obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date or to purchase and pay for the Optional Securities on each Optional Closing Date) specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement shall be deemed terminated by the Company at any time at or prior to the First Closing Date or such Optional Closing Date, as the case may be, unless as otherwise provided, and such termination shall be without liability of any party to any other party except as provided in Section 11.

Notwithstanding the immediately preceding paragraph, the Representative may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

8.                                                                                      Indemnification and Contribution.  (a)                              The Company will indemnify and hold harmless each Underwriter and its affiliates, such Underwriter and affiliates’ respective  partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, the General Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

(b)                                                                                 Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”) against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, or other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement at any time, the General Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of: (A) the last sentence in the first paragraph under the caption “Underwriting” relating to the address of the Representative, (B) the third paragraph under the caption “Underwriting” concerning the terms of the offering by the Underwriters, and (C) the eleventh and twelfth paragraphs under the caption “Underwriting” concerning stabilization, short positions and penalty bids by the Underwriters.

(c)                                                                                  Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above.  In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d)                                                                                 If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

(e)                                                                                  The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and to each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.

9.                                                                                      Termination.  The Underwriters may terminate this Agreement by notice given by the Representative to the Company, if after the execution and delivery of this Agreement and prior to the First Closing Date, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq, or The Stock Exchange of Hong Kong Limited, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States, the Cayman Islands, Hong Kong or the PRC shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by United States Federal, New York State, Cayman Islands, Hong Kong or the PRC authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in the discretion of the Representative, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the discretion of the Representative, impracticable to proceed with the offer, sale or delivery of the Offered Securities on the terms and in the manner contemplated in the Registration Statement, the General Disclosure Package or the Final Prospectus.

10.                                                                               Default of Underwriters.  If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representative may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representative, the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company, except as provided in Section 11 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

11.                                                                               Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers, and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 10 hereof , the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company and the Underwriters pursuant to Section 8 hereof shall remain in effect.  In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

12.                                                                               Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representative, Goldman Sachs (Asia) L.L.C., at 68th Floor, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong, facsimile number: +852 2978-0440, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 17th Floor, Viva Plaza, Building 18, Yard 29, Suzhou Street, Haidian District, Beijing 100080, PRC, Attention: Chief Financial Officer; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

13.                                                                               Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

14.                                                                               Representation.  The Representative will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representative will be binding upon all the Underwriters.

15.                                                                               Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

16.                                                                               Absence of Fiduciary Relationship.  The Company acknowledges and agrees that:

(a)                                                                                 The Representative has been retained solely to act as underwriters in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company, on the one hand, and the Representative, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representative has advised or is advising the Company on other matters;

(b)                                                                                 The price of the Offered Securities set forth in this Agreement was established by or on behalf of the Company following discussions and arms-length negotiations with the Representative and the Company are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)                                                                                  The Company has been advised that the Representative and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representative has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d)                                                                                 The Company waives, to the fullest extent permitted by law, any claims it may have against the Representative for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representative shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including  its shareholders, employees or creditors.

17.                                                                               Currency.  The obligation of the Company pursuant to this Agreement in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss.  If the United States dollars so purchased are greater than the sum originally due to such

Underwriter hereunder, such Underwriter agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

18.                                                                               Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

19.                                                                               Applicable Law and Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  The Company irrevocable and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.  The Company irrevocably appoint Law Debenture Corporate Services Inc., as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to the address provided in Section 12, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.  The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.  The Company irrevocably waives, to the fullest extent permitted by law, any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

If the foregoing is in accordance with the Representative’s understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

QUNAR CAYMAN ISLANDS LIMITED

By:
Name:
Title:

The foregoing Underwriting Agreement is
hereby confirmed and accepted as of the
date first above written.

GOLDMAN SACHS (ASIA) L.L.C.

By:
Name:
Title:

Acting on behalf of themselves and as the
Representative of the several Underwriters.

SCHEDULE A

Underwriter	Total Number of Firm Securities to be Purchased	Number of Optional Securities to be Purchased if Maximum Option Exercised
Goldman Sachs (Asia) L.L.C.
Merrill Lynch, Pierce, Fenner & Smith Incorporated

Total	8,000,000	1,200,000

SCHEDULE B

(1).                              General Use Free Writing Prospectuses (included in the General Disclosure Package)

[                        ]

(2).                              Limited Use Issuer Free Writing Prospectus

[None.]

SCHEDULE C

LIST OF LOCK-UP PERSONS

EXHIBIT A

FORM LOCK-UP AGREEMENT

Exhibit A - 1